UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition	1
Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1
Item 9.01	Financial Statements and Exhibits	1
Exhibit 3.1
Exhibit 99.1

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Item 2.02 Results of Operations and Financial Condition
     On February 7, 2008, Tekelec (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Section 3.2 of Article III of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), requires that the number of authorized directors of the Company be not less than five nor more than nine. Since November 9, 2007, the Company’s Bylaws have fixed the exact number of authorized directors within this range at nine. On February 5, 2008, the Company’s Board of Directors approved an amendment to Section 3.2 of Article III of the Bylaws to decrease the fixed size of the Board within the range from nine to eight directors, effective immediately prior to the election of directors at the Company’s 2008 Annual Meeting of Shareholders.
     A copy of the Company’s Amended and Restated Bylaws, including the amendment described in this Item 5.02, is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibit
          The following Exhibit 3.1 is filed, and the following Exhibit 99.1 is furnished, as a part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended

99.1	Press Release dated February 7, 2008 of the Company

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 7, 2008	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended

99.1	Press Release dated February 7, 2008 of the Company